Exhibit 32.2

Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the chief financial officer of ARRIS International plc, certifies that to the best of his knowledge the Annual Report on Form 10-K for the period ended December 31, 2015, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of ARRIS International plc at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

Dated this 29th day of February, 2016.

/s/ DAVID B. POTTS
David B. Potts Executive Vice President, Chief Financial Officer, and Chief Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, has been provided to ARRIS International plc, and will be retained by ARRIS International plc, and furnished to the Securities and Exchange Commission or its staff upon request.